UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the  Securities  Exchange Act of 1934

Date of Report (Date of earliest  event  reported):  February 7, 2006
                                                    (February 7, 2006)

                            SENECA FOODS CORPORATION
             (Exact name of registrant as specified in its charter)
   New York                          0-01989                     16-0733425
(State or Other Jurisdiction of  (Commission File Number) (I.R.S. Employer
           Incorporation)                                  Identification No.)

3736 South Main Street, Marion New York                         14505-9751
(Address of principal executive offices)                        (Zip Code)
       Registrant's Telephone Number, Including Area Code: (315) 926-8100

                                       N/A
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)
        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)
        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
            Exchange Act (17 CFR 240.14d-2(b))
        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02 Results of Operations and Financial Condition

On February 7, 2006, Seneca Foods Corporation issued a press release on its third quarter results for the period ended December 31, 2005 furnished as
Exhibit 99, attached hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99 Press Release dated February 7, 2006.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       SENECA FOODS CORPORATION

Dated: February 7, 2006                  By:       /s/ Kraig H. Kayser
                                                       -------------------
                                             Name:     Kraig H. Kayser
                                                       President and Chief
                                                       Executive Officer

                                  EXHIBIT INDEX

Exhibit     Description

99          Press Release of Seneca Foods Corporation dated February 7, 2005.

                                   Exhibit 99


February 7, 2006                                    FOR IMMEDIATE RELEASE
                                                    Contact: Philip Paras, CFO
                                                    (315-926-8100)


PRESS RELEASE

     For the nine months ended December 31, 2005, net sales increased 3.5% to $717,017,000 from $693,019,000 for the comparable period last year. The year-to-date net earnings were $13,043,000; or $1.16 per diluted share, as compared with $5,434,000; or $.48 per diluted share, last year. Operating income for the nine month period increased 87% to $33,265,000 from $17,835,000 on a year-over-year basis. Prior year-to-date pre-tax results include a $5,710,000 non-cash impairment charge and severance expense of $94,000 related to the closure of processing facilities in Washington and New York and a $619,000 charge for severance related to exiting a line of contract packing business. Current year-to-date results include other expense of $842,000 which represents the net effect of $1,832,000 for a non-cash loss on the disposal of property and equipment and other income of $990,000 which consists of a gain on the sale of two previously closed facilities.

     For the quarter ended December 31, 2005, net sales increased 2.7% to $316,253,000 from $307,966,000 for the comparable period last year. The current quarter's net earnings were $6,936,000; or $.62 per diluted share, as compared with a loss of $1,513,000; or $.14 per diluted share last year. Operating income for the quarter increased to $13,985,000 from $1,739,000 on a year-over-year basis. Last year's quarterly pre-tax performance includes a $5,710,000 non-cash impairment charge and severance expense of $94,000 related to the closure of processing facilities in Washington and New York.

     Seneca Foods Corporation is primarily a vegetable processing company with manufacturing facilities located throughout the United States. Its products are sold under the Libby's(R), Aunt Nellie's Farm Kitchen(R), Stokely's(R), READ(R), and Seneca(R) labels as well as through the private label and industrial markets. In addition, under an alliance with General Mills Operations, Inc., a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, Inc. under the Green Giant(R) label. Seneca's common stock is traded on the Nasdaq National Stock Market under the symbols "SENEA" and "SENEB".

                            Seneca Foods Corporation
           Unaudited Condensed Consolidated Statements of Net Earnings

          For the Periods Ended December 31, 2005 and December 25, 2004
                  (In thousands of dollars, except share data)

                                                                              Quarter                        Year-to-Date
                                                                      --------------------               ---------------------
                                                                      2005            2004               2005             2004
                                                                      ----            ----               ----             ----

Net sales                                                             $ 316,253        $ 307,966          $ 717,017       $ 693,019
                                                                   ============    =============      =============     ===========

Plant restructuring expense (notes 1 and 2)                           $    (290)       $  (5,804)         $  (1,751)      $  (6,423)
                                                                   ============    =============      =============     ===========

Operating income                                                      $  13,985        $   1,739          $  33,265       $  17,835
Other income (expense), net (notes 3 and 4)                                 563                -               (842)          3,376
Interest expense (net)                                                    3,918            4,219             11,847          12,303
                                                                   ------------    -------------      -------------     -----------
Earnings (loss) before income taxes                                   $  10,630        $  (2,480)         $  20,576       $   8,908

Income taxes                                                              3,694             (967)             7,533           3,474
                                                                   ------------    -------------      -------------     -----------
Net earnings                                                          $   6,936        $  (1,513)         $  13,043       $   5,434
                                                                   ============    =============      =============     ===========

Earnings applicable to common stock (note 5)                          $   4,254        $    (913)         $   7,966       $   3,269
                                                                   ============    =============      =============     ===========

Basic earnings (loss) per share                                       $    0.62        $   (0.14)         $    1.17       $    0.49
                                                                   ============    =============      =============     ===========

Diluted earnings per share                                            $    0.62        $   (0.14)         $    1.16       $    0.48
                                                                   ============    =============      =============     ===========

Weighted average shares outstanding basic                             6,829,331        6,714,497          6,803,632       6,714,422
                                                                   ============    =============      =============     ===========

Weighted average shares outstanding diluted                           6,896,721        6,781,887          6,781,022       6,781,812
                                                                   ============    =============      =============     ===========

Note 1: Plant restructuring expense in the year-to-date period of $1,751,000 ($290,000 in the current quarter) includes a provision for future lease payments of $1,306,000, a cash severance charge of $368,000, and a non-cash impairment charge of $77,000.
        These charges involve a leased distribution center in the Northwestern US.
Note 2: Plant restructuring expense in the prior year-to-date period includes a $619,000 charge for severance expense related to exiting a line of contract packing business and a $5,710,000 non-cash impairment charge and severance expenses of $94,000 related to closure of processing facilities Washington and New York.
Note 3: Other income in the current quarter consists of a $563,000 gain on the sale of a warehouse in Oregon.
Note 4: Other expense (net) in the current year-to-date period of $842,000 consists of a $1,832,000 non-cash loss on the disposal of property and equipment and a gain on the sale of real estate of $990,000.
        Other income (net) in the prior year-to-date period of $3,376,000 represents the net effect of a $3,862,000 gain on the sale of Moog Inc. stock, a non-cash charge of $528,000 in deferred financing costs related to a reduction in the Company's revolving credit facility from $200 million to $150 million and a $42,000 gain on the sale of assets.
Note 5: The Company uses the "two-class" method for basic earnings per share by dividing the earnings allocated to  common shareholders by the weighted average of common shares outstanding during the period.  The diluted earnings per share includes the effect of convertible shares for the each period presented.  Average common and participating shares totaled
        11,125,723 for nine months ended December 31, 2005.

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